UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2013

RELIV’ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-19932	37-1172197
(Commission File Number)	(IRS Employer Identification No.)

136 Chesterfield Industrial Boulevard	Chesterfield, Missouri 63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 537-9715

                Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 22, 2013, Reliv International, Inc. (“Reliv”) notified The Nasdaq Stock Market, LLC (“Nasdaq”) that Reliv’s Board of Directors was no longer comprised of a majority of independent directors as required by Rule 5605(b)(1) of the Nasdaq Listing Rules. As reported by Reliv in its Current Report on Form 8-K filed on January 22, 2013, Michael Smith resigned from Reliv’s Board of Directors effective January 17, 2013. Of Reliv’s remaining six directors, Reliv’s Board of Directors has determined that three qualify as independent directors under Nasdaq Listing Rules.

In response to Reliv’s notice, Nasdaq issued a deficiency letter to Reliv on February 8, 2013 indicating that Reliv no longer complies with Nasdaq’s independent director requirement as set forth in Listing Rule 5605. Reliv intends to regain compliance with the requirement that its Board of Directors have a majority of independent directors prior to the expiration of the cure period provided pursuant to Listing Rule 5605(b)(1)(A).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Relìv International, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Chesterfield, State of Missouri, on February 12, 2013.

RELIV’ INTERNATIONAL, INC.

By:	/s/ Steven D. Albright
Steven D. Albright
Chief Financial Officer

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